Supertex, Inc.	News Release
FOR IMMEDIATE RELEASE	Corporate Headquarters:
Dr. Henry C. Pao
President & CEO
408/222-8888

Supertex Reports Fourth Fiscal Quarter and Fiscal Year-end Results

Sunnyvale, CA (May 12, 2010) - Supertex, Inc. (NASDAQ GS: SUPX) today reported financial results for the fourth fiscal quarter and fiscal year ended April 3, 2010. Net sales for the fourth fiscal quarter were $20,559,000, a 23% increase compared to the prior quarter of $16,735,000 and a 37% increase compared to $15,010,000 in the same quarter last year. On a GAAP basis, net income in the fourth fiscal quarter was $1,163,000, or $0.09 per diluted share, as compared with $1,974,000 or $0.15 per diluted share in the prior fiscal quarter, and $944,000 or $0.07 per diluted share in the same quarter of the prior fiscal year.

For the fiscal year ended April 3, 2010, net sales were $66,724,000 compared to $78,810,000 in the prior fiscal year, and on a GAAP basis, net income was $5,125,000, or $0.39 per diluted share, as compared with $12,545,000, or $0.97 per diluted share in the prior fiscal year.

Non-GAAP earnings per diluted share for the fourth quarter of fiscal 2010 were $0.15, excluding pre-tax employee stock-based compensation of $941,000, compared with $0.22 in the prior quarter, excluding pre-tax employee stock based-compensation of $874,000, and $0.12 in the same quarter of the prior fiscal year, excluding pretax employee stock-based compensation of $722,000. For the fiscal year ended April 3, 2010, non-GAAP net income per diluted share, was $0.65, excluding pre-tax employee stock-based compensation of $3,470,000, as compared to $1.17 for the prior fiscal year, excluding pre-tax employee stock-based compensation of $2,761,000.

“We are very pleased with our fiscal fourth quarter sales sequential increase of 23%, the third consecutive quarterly increase. It was much better than our expectation at the beginning of the quarter,” stated Dr. Henry C. Pao, President and CEO. “Sequentially, medical electronics product sales grew an unprecedented 69% across a broad customer base and across all geographical regions. Industrial and Other products sales grew 43%. Telecom product sales grew 25%. Sales of our LED drivers for general lighting applications grew 27% as driver usage for the streetlight and general lighting markets continues to grow. Sales of LED drivers for backlighting LCD TVs declined 27% due to our primary customer’s transitioning to the 2010 models which use our new drivers which allow longer LED strings and fewer drivers per TV set. Our new cost effective solution is expected to accelerate the transition from TVs with conventional CCFL backlighting to TVs with LED backlighting.  We have seen projections that the overall market for LED backlit TVs will grow four hundred percent or more year-over-year. Sales of our EL inverters for lighting cell phone keyboards were lower sequentially, but are expected to resume growth as our customer’s new phones have been well received.

“Fiscal fourth quarter gross margin of 46% was lower than expected as substantial amounts of higher cost inventory built during previous periods of lower capacity utilization were sold,” added Dr. Pao. “We are currently running the fab and test areas at significantly increased capacity utilization and expect utilization for the June quarter will be in the range of 70% to 85%, based on current headcount, compared to 62% in the March quarter, just ended. We expect most if not all of our high cost inventory will be flushed out by the end of this quarter and our gross margin will be in the range of 52% to 56%, a significant sequential increase.”

Dr. Pao further commented, “Earnings per share in the fourth fiscal quarter of $0.09 were lower sequentially primarily due to our higher than expected 47% tax rate. It resulted from shifts in income among jurisdictions with different tax rates and limitations on tax credits, as compared to a tax benefit in the prior quarter. For the entire fiscal year 2010, our tax rate was 20% and we expect our fiscal 2011 first quarter tax rate to be 31%.”

Noted Dr. Pao, “Bookings from all of our target markets have been very strong since January this year. We can expect fiscal 2011, which started on April 4, 2010, to be a record year in sales. For example, total sales for the first quarter ending July 3, 2010 are expected to be 15% - 20% higher sequentially due to strength in our medical electronics, LED lighting and backlighting, and imaging markets. Into our sixth week, over 80% of our fiscal first quarter forecasted sales have been already shipped or in backlog. With the advantage of having our own fab and test facilities, we can turn products faster.  Our products have been well received in our target marketplace as indicated in our bookings. We are expecting to introduce many innovative products this fiscal year. Overall, we are looking forward to a banner year!”

Forward-Looking Statements:

The industry in which we compete is characterized by extreme rapid changes in technology and frequent new product introductions. We believe that our long-term growth will depend largely on our ability to continue to enhance existing products and to introduce new products and features that meet the continually changing requirements of our customers. All statements contained in this press release that are not historical facts are forward-looking statements. They are not guarantees of future performance or events. They are based upon current expectations, estimates, beliefs, and assumptions about the future, which may prove incorrect, and upon our goals and objectives, which may change. Often such statements can be identified by the use of the words such as "will," "intends," "expects," "plans," "believes," "anticipates" and "estimates." Examples of forward-looking statements include statements concerning our belief that our new cost effective solution will accelerate our customers’ transition from conventional CCFL backlighting to LED backlighting, our understanding that the market for LED backlit TVs is projected to grow at least four hundred percent year-over-year, our expectation that sales of our EL inverters for lighting cell phone keyboards will resume growth as our customer’s new phones have been well received, our expectation that total sales for the first quarter ending June 2010 will be 15% - 20% higher due to strength in our medical electronics, LED lighting and backlighting, and imaging markets, our expectation that fab utilization in the June quarter will be in the range of 70% to 85% based on current headcount, our expectation that most if not all of our high cost inventory will be flushed out in the June quarter, our expectation that in the fiscal 2011 first quarter our gross margin will be in the range of 52% to 56% and our tax rate will be 31%, our expectation that we will introduce many innovative products this fiscal year, and our expectation that fiscal 2011 will be a banner year with record sales.

These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events but rather involve a number of risks and uncertainties including, but not limited to, whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers' requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion, whether we are successful in our R&D efforts, whether we encounter production issues in device manufacturing or moving new products from engineering into production, and whether the auction rate securities market recovers adequately to allow investments to become liquid, as well as other risk factors detailed in our Form 8-K, 10-K, and 10-Q filings with the Securities and Exchange Commission. Due to these and other risks, our future actual results could differ materially from those discussed above. We undertake no obligation to publicly release updates or revisions to these statements that speak only as of this date.

Conference Call Details

The Company will host a conference call at 2:30 p.m. PDT (5:30 p.m. EDT) on May 12, 2010, following the earnings release.  President and CEO, Dr. Henry C. Pao, VP, Marketing, Ahmed Masood and VP, Finance & CFO, Phil Kagel, will present an overview of the fourth fiscal quarter and fiscal year financial results, discuss current business conditions, and then respond to questions.

The call is available live for any interested party by dialing 800-894-5910 (domestic) or 785-424-1052 (toll, international) before the scheduled start time and using “Supertex” as conference ID. A recorded replay will be available for 30 days immediately following the conference call until 11:59 P.M. EDT, June 11, 2010 at 800-388-5895 (domestic) and 402-220-1110 (toll, international).

About Supertex

Supertex, Inc. is a publicly held mixed signal semiconductor manufacturer, focused in high voltage products for use in the telecommunication, networking systems, flat panel display, medical and industrial electronics industries. Supertex product, corporate and financial information is readily available at our website: http://www.supertex.com.

For further information, contact Investor Relations at Supertex, Inc., 1235 Bordeaux Drive, Sunnyvale, California 94089, 408-222-8888 or visit our website at http://www.supertex.com.

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measures: non-GAAP net income and diluted non-GAAP net income per share.  We present such non-GAAP financial measures in reporting our financial results to provide investors with an additional tool to evaluate our operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses each of the above non-GAAP financial measures internally to understand, manage and evaluate our business.  Our management believes it is useful for us and for investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense, and the non-GAAP measures, which exclude this information, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods.  Each of these non-GAAP measures are intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends.  Our management believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Our GAAP cost of sales and operating expenses include employee stock-based compensation. Our non-GAAP financial measures reflect adjustments to exclude this employee stock-based compensation.  We believe cost of sales excluding share-based compensation, R&D expense excluding share-based compensation, and SG&A expense excluding share-based compensation are useful information for investors because comparative differences in the corresponding GAAP measures for different periods may reflect factors such as a different stock price when equity awards were made and different equity award practices rather than changes in the operation of the business.  Stock options are the form of equity compensation we presently utilize and they are a key incentive we offer our employees. We believe they have contributed to the sales earned during the period and will contribute to our future sales generation.  Employee stock-based compensation expenses will recur in future periods.

SUPERTEX, INC.
CONSOLIDATED BALANCE SHEET INFORMATION
(unaudited)

	April 3, 2010	March 28, 2009
	(in thousands)
ASSETS
Cash and cash equivalents	$10,153	$24,244
Short term investments	76,860	33,294
Accounts receivable, net	10,786	8,115
Inventories, net	15,450	15,700
Deferred income taxes	8,162	7,625
Prepaid income taxes	2,456	4,588
Prepaid expenses and other current assets	3,726	1,654
Total current assets	127,593	95,220
Long term investments, net	65,000	79,496
Property, plant and equipment, net	6,791	8,473
Other assets	580	389
Deferred income taxes	5,254	6,726
TOTAL ASSETS	$205,218	$190,304

LIABILITIES
Trade accounts payable	$3,748	$2,934
Accrued salaries, wages and employee benefits	11,430	8,909
Other accrued liabilities	1,167	888
Deferred revenue	3,962	3,276
Income taxes payable	15	1,882
Total current liabilities	20,322	17,889
Income taxes payable, noncurrent	4,520	4,839
Total liabilities	24,842	22,728

SHAREHOLDERS' EQUITY
Common stock	64,296	59,549
Accumulated other comprehensive loss	(2,566)	(5,494)
Retained earnings	118,646	113,521
Total shareholders' equity	180,376	167,576
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$205,218	$190,304

SUPERTEX, INC.
CONSOLIDATED INCOME STATEMENT INFORMATION
(unaudited)

	Three Months Ended		Twelve Months Ended
	(in thousands, except per share amounts)
	April 3, 2010	March 28, 2009	April 3, 2010	March 28, 2009
Net sales	$20,559	$15,010	$66,724	$78,810
Cost of sales(1)	11,106	8,691	34,722	36,931
Gross profit	9,453	6,319	32,002	41,879
Research and development(1)	4,038	3,247	15,404	14,553
Selling, general and administrative(1)	3,709	2,479	12,840	13,332
Income from operations	1,706	593	3,758	13,994
Interest and other income, net	474	227	2,618	1,772
Income before income taxes	2,180	820	6,376	15,766
Provision for (benefit from) income taxes	1,017	(124)	1,251	3,221
Net income	$1,163	$944	$5,125	$12,545
Net income per share:
Basic	$0.09	$0.07	$0.40	$0.98
Diluted	$0.09	$0.07	$0.39	$0.97
Shares used in per share computation:
Basic	12,938	12,870	12,912	12,836
Diluted	13,016	12,933	12,995	12,927

(1) Includes amortization of employee stock-based compensation as follows:
Cost of sales	$191	$156	$697	$558
Research and development	$473	$338	$1,640	$1,236
Selling, general and administrative	$277	$228	$1,133	$967

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP RESULTS
(unaudited)

	Three Months Ended		Twelve Months Ended
	(in thousands, except per share amounts)
	April 3, 2010	March 28, 2009	April 3, 2010	March 28, 2009
GAAP net income	$1,163	$944	$5,125	$12,545
Adjustment for stock-based compensation included in:
Cost of sales	191	156	697	558
Research and development	473	338	1,640	1,236
Selling, general and administrative	277	228	1,133	967
Subtotal	941	722	3,470	2,761
Tax effect of stock-based compensation	(116)	(88)	(195)	(154)
Non-GAAP net income excluding employee stock-based compensation	$1,988	$1,578	$8,400	$15,152

Non-GAAP net income per share:
Basic	$0.15	$0.12	$0.65	$1.18
Diluted	$0.15	$0.12	$0.65	$1.17
Shares used in per share computation:
Basic	12,938	12,870	12,912	12,836
Diluted	13,016	12,933	12,995	12,927

SUPERTEX, INC.
SUPPLEMENTAL RECONCILIATIONS OF GAAP TO NON-GAAP INCOME PER SHARE
(unaudited)

	Three Months Ended		Twelve Months Ended
	(in thousands, except per share amounts)
	April 3, 2010	March 28, 2009	April 3, 2010	March 28, 2009
Shares used in per share computation: Diluted	13,016	12,933	12,995	12,927

DILUTED:
GAAP net income per share	$0.09	$0.07	$0.39	$0.97
Adjustments to reconcile net income to non-GAAP net income per share:
Employee stock-based compensation effects included in:
Cost of sales	0.01	0.01	0.05	0.04
Research and development	0.04	0.03	0.13	0.10
Selling, general and administrative	0.02	0.02	0.09	0.07
Provision for income taxes	(0.01)	(0.01)	(0.01)	(0.01)
Non-GAAP net income per share excluding employee stock-based compensation	$0.15	$0.12	$0.65	$1.17